UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-152102

(Commission File Number)

36-3425828

(IRS Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information contained within Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

As a result of price and volume dynamics in the global metals industry in July and August and their effect on the related supply chain, the Company expects Adjusted EBITDA, excluding LIFO income, for the three months ended September 30, 2012 to decrease slightly from the same period last year. Based on the Company’s preliminary results of operations for the months of July and August, and subject to completion of interim financial statements for the quarter, the Company estimates Adjusted EBITDA, excluding LIFO income, for the three months ended September 30, 2012 to be approximately 10% less than the same period last year.

EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, the payment of management fees and other gains or losses. We believe that EBITDA and Adjusted EBITDA provide additional information for measuring our performance and are measures frequently used by securities analysts and investors. EBITDA and Adjusted EBITDA do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA nor Adjusted EBITDA is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA and Adjusted EBITDA may differ from that of other companies.

Item 8.01	Other Events.

Notes Offering and Tender Offer

On September 25, 2012, the Company issued a press release relating to a proposed offering (the “Notes Offering”) of Senior Secured Notes due 2017 and Senior Notes due 2018 generating aggregate gross proceeds of approximately $900.0 million in a transaction exempt from registration under the Securities Act. As permitted by Rule 135c under the Securities Act, the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Senior Secured Notes and the Senior Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Concurrent with the Notes Offering, the Company announced that it is commencing cash tender offers and consent solicitations for any and all of its outstanding Floating Rate Senior Secured Notes due November 1, 2014 and its outstanding 12% Senior Secured Notes due November 1, 2015. Ryerson Holding Corporation, which is a holding company and the sole stockholder of the Company, also commenced a cash tender offer and consent solicitation for its outstanding 14 1/2% Senior Discount Notes due 2015. The tender offers are scheduled to expire at 11:59 p.m.,

New York City time, on October 23, 2012, unless extended or earlier terminated. Notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time on October 9, 2012, unless extended or earlier terminated, and accepted for purchase, will receive additional consideration. The Company’s and Ryerson Holding Corporation’s obligations to accept for purchase, and to pay for, notes validly tendered pursuant to the tender offers is subject to the consummation of the Notes Offering and certain other customary conditions. The press release announcing the tender offers is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Retrospective Adoption of Accounting Pronouncement

The Company is also filing this Current Report on Form 8-K to reflect the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (filed with the Securities and Exchange Commission on July 31, 2012), the Company adopted FASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), for its fiscal year beginning January 1, 2012, which amends the presentation of comprehensive income and allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under ASU 2011-05, the Company is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity.

The following presents the retrospective application of ASU 2011-05, as revised by FASB Accounting Standards Update No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009 and should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011:

RYERSON INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(In millions)

	Year Ended December 31,
	2011	2010	2009
Net income (loss)	$34.6	$(70.0)	$(192.4)
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	(1.0)	11.4	27.9
Unrealized gain (loss) on available-for-sale investment	(9.8)	5.4	—
Changes in unrecognized benefit costs	(66.7)	(19.0)	(18.8)

Other comprehensive income (loss)	(77.5)	(2.2)	9.1
Total comprehensive loss, before tax	(42.9)	(72.2)	(183.3)
Income tax benefit related to items of other comprehensive income	(1.5)	(0.7)	(1.8)

Comprehensive loss, after tax	(41.4)	(71.5)	(181.5)
Less: comprehensive loss attributable to the noncontrolling interest	(7.0)	(3.2)	(3.4)

Comprehensive loss attributable to Ryerson Inc.	$(34.4)	$(68.3)	$(178.1)

The information included in this Current Report on Form 8-K is presented for information purposes only in connection with the reporting change described above and does not amend or restate the Company’s audited consolidated financial statements, which were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. This Current Report on Form 8-K does not reflect events occurring after March 9, 2012, the date the Company filed its Annual Report on

Form 10-K for the fiscal year ended December 31, 2011, and does not modify or update the disclosures therein in any way, other than to reflect the adoption of the new accounting standards as described above. You should therefore read this Current Report on Form 8-K in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and with the Company’s reports filed with the Securities and Exchange Commission after March 9, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release, dated September 25, 2012

99.2	Press Release, dated September 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2012

RYERSON INC.

By:	/s/ Erich S. Schnaufer
Name: Erich S. Schnaufer
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 25, 2012.

99.2	Press Release, dated September 25, 2012.